Exhibit 10.56

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into effective as of July 27, 2016 (the "Effective Date"), by and between CANNASYS, INC., a Nevada corporation ("CannaSys"), and F-SQUARED ENTERPRISES LLC, a Colorado limited liability company ("F‑Squared"). CannaSys and F-Squared are referred to individually, as a "Party," or collectively, as the "Parties."

Recitals

A. CannaSys desires to issue and deliver 1,515,000 shares of CannaSys's Series A Preferred Stock, par value $0.001 to F-Squared (the "Preferred Stock"), in exchange for F-Squared's contribution back to CannaSys of its 1,515,000 shares of CannaSys's common stock, par value $0.001, certificate number 165 (the "Common Shares") on the terms and subject to the conditions set forth in this Agreement (the "Exchange").

B. The Parties deem it advisable and in CannaSys's stockholders' best interests to effect the Exchange contemplated by this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), the respective representations, warranties, covenants, and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

Section 1. Share Exchange. Upon the terms and conditions of this Agreement, on or before the Closing Date (as defined below):

(a) F-Squared shall contribute back and deliver the Common Shares to CannaSys in exchange for the Preferred Stock to be issued and delivered to F-Squared as provided below; and

(b) CannaSys shall issue and deliver the Preferred Stock to F-Squared, in consideration of the Common Shares contributed back and delivered to CannaSys, as provided above.

Section 2. Closing Date.

(a) On or before the Closing Date, F-Squared will deliver certificate number 165 representing the Common Shares duly endorsed for transfer or accompanied by a stock power separate from the certificate, in each case endorsed by the appropriate party or parties and accompanied by reasonable assurances that such endorsements are genuine and effective. On receipt of such certificate, CannaSys shall cancel such certificate on its books and records.

(b) On the effective date of the amendment to CannaSys's amended and restated articles of incorporation designating the rights, privileges, and preferences of Series A Preferred Stock, CannaSys will issue and deliver to F-Squared a certificate representing the Preferred Stock registered in F-Squared's name. The time and date of such deliveries shall be at a time, on a date, and at a place to be specified by the Parties (the "Closing Date").

Section 3. Restrictions on Preferred Stock. Issuance and delivery of the Preferred Stock in the Exchange in accordance with this Agreement will be subject to certain restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated by the SEC thereunder and certain applicable state securities laws, based in part on the representations, acknowledgment, and covenants set forth herein. The Preferred Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; CannaSys is under no obligation to register the Preferred Stock under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended. The certificate representing the Preferred Stock will bear a legend so restricting the sale of such shares.

Section 4. Representations and Warranties. Each Party represents and warrants to the other Party:

(a) Each Party is duly organized, validly existing, and in good standing under the laws of it state of incorporation or organization.

(b) Each Party's execution and delivery of this Agreement is authorized, and it has taken all requisite action necessary for the authorization, execution, and deliver of this Agreement.

Section 5. Conditions Precedent to the Obligations of the Parties. The obligations of each Party to this Agreement are subject to the fulfillment to each Party's satisfaction on or before the Closing Date of each of the following conditions:

(a) Performance by Parties. Each Party shall have performed and complied with all agreements, terms, and conditions required by this Agreement to be performed or complied with by each Party.

(b) Approval of Transaction. The transactions contemplated by this Agreement shall have been approved by each Party pursuant to Nevada or Colorado law as applicable.

(c) Governmental Proceedings. No action or proceeding before any court or other governmental body shall be instituted that prohibits or invalidate, or threatens to prohibit or invalidate, the transactions contemplated by this Agreement.

Section 6. Further Assurances. The Parties shall do and execute or procure to be done and executed all such further acts, deeds, things, and documents as may be necessary to give effect to the restructuring transactions and the other terms of this Agreement.

Section 7. General; Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado without giving effect to any choice or conflict of law provision or rule (whether the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado.

(b) Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date delivered, if personally delivered; as of the date sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date sent, if delivered by overnight courier service:

To F-Squared:

F-Squared Enterprises LLC
P.O. Box 1136
Castle Rock, CO 80104
Attention: Brandon C. Jennewine
Email: Chad@cannasys.com
Telephone: (720) 480-1689

To Licensee:

CannaSys, Inc.
1350 17th Street, Suite 1505
Denver, Colorado 80202
Attention: Michael A. Tew
Email: Michael.Tew@cannasys.com
Telephone: (720) 420-1290

Each Party, by notice given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(c) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument. Telecopy or electronic signatures shall be deemed valid and binding to the same extent as the original.

(d) Amendment. This Agreement may not be amended, modified, or waived, except by an instrument in writing signed by both Parties.

(e) Successors and Assigns; Assignability. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the Parties. This Agreement may not be assigned by any Party without the prior written consent of the other Parties. Any assignment or attempted assignment in contravention of this subsection shall be void ab initio and shall not relieve the assigning Party of any obligation under this Agreement.

(f) No Waiver; Remedies. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of the right, power, or privilege. A single or partial exercise of any right, power, or privilege shall not preclude any other or further exercise of the right, power, or privilege or the exercise of any other right, power, or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

(g) Public Announcements. The Parties agree that no public release, announcement, or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any Party without the prior written consent of both Parties (which consent shall not be unreasonably withheld or delayed), except to the extent such release, announcement, or disclosure may be required by law, in which case the Party required to make the release, announcement, or disclosure shall allow the other Parties, as applicable, reasonable time to comment on such release, announcement, or disclosure in advance of such issuance or disclosure; but no notice is required if the disclosure is determined by CannaSys's legal counsel to be required under federal or state securities laws or exchange regulation applicable to CannaSys.

IN WITNESS WHEREOF, the Parties, each acting with due and proper authority and agreeing to be bound by the terms hereof, have executed this Agreement as of the Effective Date.

F-Squared Enterprises, LLC		CannaSys, Inc.

By:	/s/ Brandon C. Jennewine	By:	/s/ Michael A. Tew
Name:	Brandon C. Jennewine	Name:	Michael A. Tew
Title:	Manager	Title:	Chief Executive Officer